UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported): July 31, 2007
TOUSA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida	33021

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-364-4000
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: TOUSA, Inc. (the “Company”) completed its acquisition of the Transeastern Joint Venture (the “Transeastern JV”) on July 31, 2007. This Amendment No. 1 amends the Current Report on Form 8-K of the Company filed August 3, 2007 to provide the financial statement information required by Item 9.01 of Form 8-K which was not included in the initial filing in reliance on Items 9.01(a)(4) and
9.01(b)(2) of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The audited consolidated financial statements of the Transeastern JV, including its consolidated balance sheets as of November 30, 2006 and 2005, the consolidated statements of operations, members’ equity and cash flows for each of the two fiscal years in the period ended November 30, 2006, and the related notes and report of independent certified public accountants related thereto were filed as Exhibit 99.1 to our Form 10-K filed with the SEC on March 20, 2007 and are incorporated herein by reference.
(b) Pro Forma Financial Information
     TOUSA, Inc. and the Transeastern JV unaudited pro forma condensed combined financial information, comprised of a pro forma condensed combined statement of financial condition as of June 30, 2007 and pro forma condensed combined statements of operations for the six month period ended June 30, 2007 and the year ended December 31, 2006, and the related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.
Date: October 15, 2007	By:	/s/ Stephen M. Wagman
		Name:	Stephen M. Wagman
		Title:	Executive Vice-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information for TOUSA, Inc.